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Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the registration statement of Kratos Defense & Security Solutions, Inc. on Form S-3 (File No. 333-161340) and on Forms S-8 (File No. 333-90455, File No. 333-54818, File No. 333-71702, File No. 333-91852, File No. 333-116903, File No. 333-124957, File No. 333-127060, File No. 333-155317, File No. 333-157826, File No. 333-171257 and File No. 333-167839) of our report dated October 4, 2010, relating to the financial statements of General Microwave Israel Corp not presented separately herein, appearing in this current report on Form 8-K of Kratos Defense & Security Solutions, Inc. dated February 7, 2011. We further consent to the reference to our firm under the caption "Experts" in the prospectus supplement which is part of the registration statement on Form S-3.

/s/ BRIGHTMAN ALMAGOR ZOHAR & CO.
Certified Public Accountants
A member firm of Deloitte Touche Tohmatsu

Tel Aviv, Israel
February 7, 2011

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  Exhibit 23.5